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                                                                     EXHIBIT 3.1


                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       AVISTAR COMMUNICATIONS CORPORATION

        Avistar Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 23, 2000 under the name "Avistar Systems Corporation." A Merger Agreement between this corporation and Avistar Systems Corporation, a Nevada corporation was filed with the Secretary of State of the State of Delaware on March 23, 2000. A Certificate of Amendment to the Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on April 13, 2000 by which the corporation changed its name to Avistar Communications Corporation, among other matters. The First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 8, 2000. This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and amends and restates the First Amended and Restated Certificate of Incorporation of this corporation to read in its entirety as follows:

                                   "ARTICLE I

        The name of the corporation is Avistar Communications Corporation (the "Corporation").

                                   ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        A. Authorized Classes of Stock. The Corporation shall be authorized to issue two classes of shares to be designated, respectively, common stock and preferred stock. The total number of shares of common stock this Corporation shall have the authority to issue is 250,000,000 shares with a par value of $0.001 per share of which 675,863 shall be designated Non-Voting Common Stock and the remaining shares shall be designated Common Stock. The total number of shares of preferred stock this Corporation shall have the authority to issue is 86,000,000 shares with

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a par value of $0.001 per share. Of the total number of shares of Preferred
Stock, 80,000,000 shares of Preferred Stock shall be designated as Series A Preferred Stock, 5,324,137 shares shall be designated as Series B-1 Preferred Stock and 675,863 shares shall be designated as Series B-2 Preferred Stock (collectively, with the Series B-1 Preferred Stock, the "Series B Preferred Stock").

        Upon the filing of this Second Amended and Restated Certificate of Incorporation, each outstanding share of Common Stock of this corporation shall be combined into one-fifth of a share of Common Stock, each outstanding share of Non-Voting Common Stock of this corporation shall be combined into one-fifth of Non-Voting Common Stock, each outstanding share of Series A Preferred Stock of this corporation shall be combined into one-fifth of a share of Series A Preferred Stock, each outstanding share of Series B-1 Preferred Stock of this corporation shall be combined into one-fifth of a share of Series B-1 Preferred Stock and each outstanding share of Series B-2 Preferred Stock shall be combined into one-fifth of a share of Series B-2 Preferred Stock. No fractional shares will be issued upon such stock split; any fractional shares will be rounded to the nearest whole share.

        B. Rights Preferences and Privileges. The relative rights, preferences, privileges and restrictions granted to or imposed on the Common Stock, the Non-Voting Common Stock, the Series A Preferred Stock and the Series B Preferred Stock or the holders thereof are as follows:

        1. Dividends.

               (a) The holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of dividends to the holders of the Series A Preferred Stock, Non-Voting Common Stock or Common Stock, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at an annual rate of $0.40 per share of outstanding Series B Preferred Stock (subject to adjustment for all stock splits, stock dividends, combinations, recapitalizations and similar events applicable to the Series B Preferred Stock); provided, however, that such payment preference of the Series B Preferred Stock shall not apply to any adjustment to the Series A Liquidation Preference Amount as set forth in Section 2 hereof or in connection with the Conversion Rights as set forth in Section 3 hereof. Such dividends shall not be cumulative, and no right shall accrue to the holders of the Series B Preferred Stock by reason of the fact that dividends are not declared in any fiscal year.

               (b) After the payment of any preferential dividends to the Series B Preferred Stock under Section 1(a), the holders of each share of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends at an annual rate of $0.216709950 per share of outstanding Series A Preferred Stock (subject to adjustment for all stock splits, stock dividends, combinations, recapitalizations and similar events applicable to the Series A Preferred Stock) payable in preference and priority to any payment of any dividend on Common Stock or Non-Voting Common Stock of this Corporation. Such dividends shall be not cumulative, and no right shall accrue to holders of the Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any fiscal year.

               (c) After payment of dividends to the holders of Series B Preferred Stock and Series A Preferred Stock as set forth in Sections 1(a) and 1(b) above, the holders of Preferred Stock



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shall be entitled to receive when, as and if declared by the Board of Directors, on an as converted basis, any dividends declared on the Common Stock and Non-Voting Common Stock. Such dividends shall not be cumulative, and no right shall accrue to the holders of Preferred Stock by reason of the fact that dividends are not declared in any fiscal year.

               (d) Notwithstanding the foregoing, the Corporation may, at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase in accordance with the applicable repurchase agreement as approved by the Board of Directors, or (ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is approved by the Board of Directors pursuant to the exercise of such right of first refusal, whether or not dividends on the Preferred Stock have been declared or paid or funds set aside therefor.

        2. Liquidation Preference.

               In the event of any liquidation, dissolution, or winding up of the Corporation ("Liquidation"), either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

               (a) The holders of shares of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or property of the Corporation to the holders of the Series A Preferred Stock, Non-Voting Common Stock and Common Stock, by reason of their ownership of such Series B Preferred Stock, the amount (the "Series B Liquidation Preference Amount") of $5.00 per share (subject to adjustment for all stock splits, stock dividends, combinations, recapitalizations and similar events applicable to the Series B Preferred Stock) for each share of Series B Preferred Stock then held by them. If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series B Preferred Stock the full Series B Liquidation Preference Amount, the holders of the Series B Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

               (b) In the event of a Liquidation, after the payment of the Series B Liquidation Preference Amount, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock and the Non-Voting Common Stock by reason of their ownership of such Series A Preferred Stock, an amount equal to $2.00880945 per share of Series A Preferred Stock (subject to adjustment for all stock splits, stock dividends, combinations, recapitalizations and similar events applicable to the Series A Preferred Stock), plus an amount equal to all accrued and declared but unpaid dividends on each share of Series A Preferred Stock to the date fixed for distribution of assets (in the aggregate, the "Series A Liquidation Preference Amount"). On December 31 of each year commencing December 31, 1999, the Series A Liquidation Preference Amount for each share of Series A Preferred Stock shall be increased by an amount (the "Series A Increase") equal to $0.216709950 less the amount of all per share dividends paid to the holders of



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Series A Preferred Stock during such year (subject to adjustment for all stock splits, stock dividends, combinations, recapitalizations and similar events applicable to the Series A Preferred Stock), without any further action by the corporation, its Board of Directors or its stockholders. Notwithstanding the foregoing, however, in the event that a Liquidation occurs prior to December 31 of any given year, the Series A Liquidation Preference Amount for each share of Series A Preferred Stock shall be increased by an amount equal to the Series A Increase multiplied by the quotient of the number of days elapsed during such year prior to the Liquidation divided by 365, without any further action by the corporation, its Board of Directors or its stockholders. If upon a Liquidation, the assets shall be insufficient to pay the holders of the Series A Preferred Stock the full Series A Liquidation Preference Amount, the holders of the Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

               (c) After payment or setting apart of payment of the Series B Liquidation Preference Amount and the Series A Liquidation Preference Amount, the holders of Common Stock, the holders of Non-Voting Common Stock and the holders of the Series A Preferred Stock shall be entitled to receive the remaining assets of the corporation pro rata based upon the number of shares of Common Stock and Non-Voting Common Stock (or shares of Common Stock issuable upon conversion of outstanding shares of Series A Preferred Stock as of the record date fixed for determination of the holders entitled to receive such distribution) held by such holders.

               (d) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger or a sale of all or substantially all of the assets of the Corporation shall be treated as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2(d) if more than fifty percent (50%) of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Corporation immediately prior to such merger, consolidation or sale.

               (e) If any (i) capital reorganization or reclassification of the capital stock of the Corporation, (ii) consolidation or merger of the Corporation with another corporation, or (iii) sale of all or substantially all of its assets to another corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock, Non-Voting Common Stock or Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, Non-Voting Common Stock or Preferred Stock, then, as a condition to such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holders of a majority of the outstanding shares of the Non-Voting Common Stock and Series B-2 Preferred Stock) shall be made whereby each holder of shares of Non-Voting Common Stock and Series B-2 shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock or Series B-1 Preferred Stock immediately theretofore receivable upon the conversion of such shares or shares of Non-Voting Common Stock and Series B-2 Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange



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for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of such holder to the end that the provisions hereof shall thereafter by applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights; provided, however, that if in accordance with the foregoing, the holders of shares of Non-Voting Common Stock and Series B-2 Preferred Stock shall be entitled to receive a distribution of stock or securities, each holder of Non-Voting Common Stock and Series B-2 Preferred Stock shall be entitled to receive such distribution in the form of non-voting stock or non-voting securities (except as otherwise provided by law) which are otherwise identical to any voting stock or voting securities which are distributed in accordance with the foregoing, and any such non-voting stock or non-voting securities so distributed to the holders of shares of Non-Voting Common Stock and Series B-2 Preferred Stock shall be convertible into any such voting stock or voting securities so distributed on the same terms as the Non-Voting Common Stock and Series B-2 Preferred Stock is convertible into the Common Stock the Series B-1 Preferred Stock, respectively. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all of its assets and properties, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of a majority of the outstanding shares of Non-Voting Common Stock and Series B-2 Preferred Stock), executed and mailed or delivered to each holder of shares of Non-Voting Common Stock and Series B-2 Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

               (f) Any securities to be delivered to the holders of Series B Preferred Stock, Series A Preferred Stock, Non-Voting Common Stock or Common Stock pursuant to Section 2(a), 2(b) or 2(c) above shall be valued as follows:

                          (i) Securities not subject to investment letter or
other similar restrictions on free marketability:

                             (1) If traded on a securities exchange, the value
shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                             (2) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                             (3) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation, the holders of the Common Stock and Non-Voting Common Stock voting as a class and the holders of Series A Preferred Stock and/or Series B Preferred Stock who would have been entitled to receive such securities or the same type of securities and which Series A Preferred Stock and/or Series B Preferred Stock represents at least a



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majority of the voting power of all then outstanding shares of such Series A
Preferred Stock and Series B Preferred Stock, voting together as a single class.

                          (ii) The method of valuation of securities subject to
investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subsections 2(e)(i)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of Series A Preferred Stock and/or Series B Preferred Stock which would be entitled to receive such securities or the same type of securities and which represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

               (g) In the event the requirements of this Section 2 are not complied with, the Corporation shall forthwith either:

                          (i) cause such closing to be postponed until such time
as the requirements of this Section 2 have been complied with, or

                          (ii) cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock and Non-Voting Common Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(h) hereof.

        3. Omitted.

        4. Conversion.

               The holders of Series A Preferred Stock, Series B Preferred Stock and Non-Voting Common Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert.

                          (i) Each share of Series B-1 Preferred Stock and
Series B-2 Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock and Non-Voting Common Stock, respectively, and such other consideration as is determined by dividing $5.00 (appropriately adjusted for any stock splits, combinations or the like with respect to the Series B Preferred Stock) (the "Original Series B Issue Price") by the Series B Conversion Price then in effect (the "Series B Conversion Price"). The initial Series B Conversion Price shall be the Original Series B Issue Price and shall be subject to adjustment from time to time as provided herein. The Series B Preferred Stock shall not receive any accrued but unpaid dividends upon conversion into Common Stock or Non-Voting Common Stock, as the case may be. Shares of the Series A Preferred Stock shall not be convertible at the option of the holder.

                          (ii) In the event that it is legally permissible,
including, without limitation, under the rules and regulations of the Bank Holding Company Act of 1956, as amended, and



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Regulation Y promulgated thereunder (collectively, the "BHC Act"), for the holder of shares of Series B-2 Preferred Stock to convert such shares into shares of Series B-1 Preferred Stock, then such holder shall be entitled but not required to convert such shares of Series B-2 Preferred Stock into an equal number of shares of Series B-1 Preferred Stock and the holder of shares of Series B-2 Preferred Stock shall be entitled but not required to transfer any and all of such shares held by such holder to any persons or entities who are affiliated, either directly or indirectly, with such holder. The rights of conversion contained in this Section 4(a)(ii) shall be exercised by the holder by giving proper notice to the Corporation that the holder elects to convert a stated number of shares of Series B-2 Preferred Stock into Series B-1 Preferred Stock, and by a surrender of a certificate or certificates for the shares so to be converted to the Corporation office at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Series B-1 Preferred shall be issued.

                          (iii) In the event that it is legally required,
including without limitation under the rules and regulations of the BHC Act, for a holder of shares of Series B-1 Preferred Stock to convert such shares into shares of Series B-2 Preferred Stock, then such holder shall be entitled, to the extent required, to convert such shares of Series B-1 Preferred Stock into an equal number of shares of Series B-2 Preferred Stock. The rights of conversion contained in this Section 4(a)(iii) shall be exercised by giving proper notice to the Corporation that the holder elects to convert a stated number of shares of Series B-1 Preferred Stock into Series B-2 Preferred Stock, and by surrender of a certificate or certificates for the shares so converted to the Corporation office at any time during its usual business hours on the date set forth and such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Series B-1 Preferred Stock shall be issued.

                          (iv) In the event that it is legally permissible,
including without limitation under the rules and regulations of the BHC Act, for the holder of shares of Non-Voting Common Stock to convert such shares into Common Stock, then such holder shall be entitled but not required to convert such shares of Non-Voting Common Stock into an equal number of shares of Common Stock and then the holder of shares of Non-Voting Common Stock shall be entitled but not required to transfer any and all of such shares of Non-Voting Common Stock held by such holder to any persons or entities who are affiliated, either directly or indirectly, with such holder. The rights of conversion contained in this Section 4(a)(iv) shall be exercised by giving proper notice to the Corporation that the holder elects to convert a stated number of shares of Non-Voting Common Stock into Common Stock, and by surrender of a certificate or certificates for the shares so to be converted to the Corporation office at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                          (v) In the event that it is legally required,
including without limitation under the rules and regulations of the BHC Act, for a holder of shares of Common Stock to convert such shares into shares of Non-Voting Common Stock, then such holder shall be entitled, to the extent required, to convert such shares of Common Stock into an equal number of shares of Non-Voting Common Stock. The rights of conversion contained in this Section 4(a)(v) shall be exercised by giving proper notice to the Corporation that the holder elects to convert a stated number of shares



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of Common Stock into Non-Voting Common Stock, and by surrender of a certificate or certificates for the shares so converted to the Corporation office at any time during its usual business hours on the date set forth and such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Non-Voting Common Stock shall be issued.

                          (vi) Notwithstanding any other provision of this
Section 4(a), no holder of the Corporation's stock who is subject to the restrictions of Section 4 of the BHC Act (a "BHCA Person") shall have the right to convert any stock if, after giving effect to such conversion, the BHCA Person, its affiliates and transferees would own or be deemed to own shares of stock in the Corporation in excess of either (i) the maximum number of shares of stock that the BHCA Person is permitted to own under the BHC Act or (ii) such lower number as the BHCA Person may have requested in writing to the transfer agent. Any stock of the Corporation held by an assignee or transferee of a holder subject to the restriction on conversion in this Section 4(a)(vi) shall continue to be subject to the same restriction on conversion unless such stock was assigned or transferred (i) to the public in an offering registered under the Securities Act of 1933, as amended (the "Act"), (ii) in a transaction pursuant to Rule 144 or Rule 144A under the Act in which no person acquires stock convertible, directly or indirectly, into more than 2% of the outstanding stock of the Corporation, (iii) in a single transaction to a third party who acquires a majority of the stock of the Corporation without regard to the conversion of any stock so transferred or (iv) in any other manner permitted under the BHC Act. The transfer agent may rely on the representation of the BHCA Person that a transfer has been made in a manner that permits conversion of such stock.

               (b) Automatic Conversion.

                          (i) Each share of Series A Preferred Stock shall
automatically be converted into fully paid and nonassessable shares of Common Stock at the then effective Series A Conversion Price immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Act, covering the offer and sale of Common Stock for the account of the Corporation to the public at an aggregate offering price of not less than Twenty Million Dollars ($20,000,000) and with an offering price to the public of not less than $7.50 per share (appropriately adjusted for any stock splits, combinations or the like) (the "Initial Public Offering"). In the event of the automatic conversion of the Series A Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                          (ii) Each share of Series B-1 Preferred Stock and
Series B-2 Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock and Non-Voting Common Stock, respectively, at the then effective Series B Conversion Price immediately prior to the closing of the Initial Public Offering. In the event of the automatic conversion of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock and Non-Voting Common Stock, as the case may be, issuable upon such conversion of Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.



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                          (iii) Upon the closing of the Corporation's Initial
Public Offering each share of Series A Preferred Stock shall be converted into:

                             (1) such fully paid and nonassessable shares of
Common Stock that result from dividing $5.00 (appropriately adjusted for any stock splits, combinations or the like with respect to the Series A Preferred Stock) (the "Original Series A Issue Price") by the Series A Conversion Price then in effect (the "Series A Conversion Price"); the initial Series A Conversion Price shall be the Original Series A Issue Price and shall be subject to adjustment from time to time as provided herein; and

                             (2) such fully paid and nonassessable shares of
Common Stock that result from dividing the Series A Conversion Preference Amount (as defined below) by the per share offering price to the public in the Initial Public Offering; the "Series A Conversion Preference Amount" shall mean $2.00880945 (subject to adjustment for all stock splits, stock dividends, combinations, recapitalizations and similar events applicable to the Series A Preferred Stock) plus an amount equal to all accrued and declared but unpaid dividends on such share to the date of conversion; on December 31 of each year commencing with the year ended December 31, 1999, the Series A Conversion Preference Amount shall be increased by an amount (the "Series A Conversion Adjustment") equal to $0.21670995 less the amount of all per share dividends paid to the holders of Series A Preferred Stock during such year (subject to adjustment for all stock splits, stock dividends, combinations, recapitalizations and similar events applicable to the Series A Preferred Stock), without any further action by the Corporation, its Board of Directors or its stockholders; notwithstanding the foregoing, however, in the event that an Initial Public Offering occurs prior to December 31 of any given year, the Series A Conversion Preference Amount shall be increased by an amount equal to the Series A Conversion Adjustment multiplied by the number of days elapsed during such year prior to the effective date of the registration statement filed in connection with the Initial Public Offering divided by 365, without any further action by the corporation, its Board of Directors or its stockholders; and in the event that a share of Series A Preferred Stock is entitled to a fraction of a share of Common Stock in connection with this Section 4(b)(iii)(2), each share of Series A Preferred Stock held by a given holder of Series A Preferred Stock shall be aggregated and shall be rounded up or down to the nearest whole share of Common Stock.

               (c) Mechanics of Conversion.

                          (i) No fractional shares of Common Stock or Non-Voting
Common Stock shall be issued upon conversion of Series A Preferred Stock or of Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. In the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the



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Corporation from any loss incurred by it in connection with such certificates.
The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock and Non-Voting Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock and Non-Voting Common Stock. Such conversion shall be deemed to have been made on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock and Non-Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock and Non-Voting Common Stock on such date.

                          (ii) The Series A Conversion Price and the Series B
Conversion Price shall be subject to adjustment as hereinafter provided and are referred to herein collectively as the "Conversion Price".

               (d) Adjustments to Conversion Price for Certain Issues

                          (i) Special Definitions. For purposes of this Section
4(d), the following definitions shall apply:

                             (1) "Options" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire either Common Stock, Non-Voting Common Stock or Convertible Securities.

                             (2) "Original Issue Date" means the date on which
the first shares of the Series B Preferred Stock were first issued.

                             (3) "Convertible Securities" shall mean shares
(other than the Common Stock) convertible into or exchangeable for Common Stock or Non-Voting Common Stock.

                             (4) "Additional Shares of Common Stock, Non-Voting
Common Stock or Preferred Stock" shall mean all shares of Common Stock, Non-Voting Common Stock or any series of Preferred Stock issued (or, pursuant to Section 4(d)(vii)(B), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock, Non-Voting Common Stock or Preferred Stock issued or issuable at any time:

                                    (A) upon conversion of the shares of the
Series A Preferred Stock or Series B Preferred stock authorized herein;

                                    (B) to officers, directors, and employees
of, and consultants to, the Corporation, pursuant to any stock purchase or option plan, agreement or similar equity incentive arrangement, in each case approved by a disinterested majority of the Board of Directors;

                                    (C) as a authorized dividend or distribution
on the Series B Preferred Stock, or any event for which adjustment is made pursuant to subparagraph (d)(v) and (vi) hereof; or

                                    (D) by way of dividend or other distribution
on shares of Common Stock excluded from the definition of Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock by the foregoing clauses (A), (B) or (C) or this clause (D).

                          (ii) Adjustments for Subdivisions, Combinations or
Stock Dividends of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, or otherwise), into a greater number of shares of Common Stock, or the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision or stock dividend, be proportionately decreased based on the ratio of (i) the number of shares of Common Stock, outstanding immediately after such subdivision or stock dividend to (ii) the number of shares of Common Stock outstanding immediately prior to such subdivision or stock dividend. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased on the same basis.

                          (iii) Adjustments for Other Distributions. In the
event the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in Common Stock or other securities of the Corporation, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such distribution which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of Preferred Stock.

                          (iv) Adjustments for Merger or Sale of Assets. If at
any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock or Non-Voting Common Stock (other than a subdivision, combination of shares, recapitalization, reclassification, exchange or substitution of shares as otherwise defined in this Section 4(d)) or a merger or consolidation of the Company with or into another corporation (except as governed by Section 2), then as a part of such capital reorganization, merger or consolidation, provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion thereof the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock or Non-Voting Common Stock deliverable upon conversion of such Preferred Stock as would have been entitled on such capital reorganization, merger or consolidation, subject to adjustment in respect of such stock or securities by the terms thereof.

                          (v) Adjustments for Recapitalization,
Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date the Common Stock or Non-Voting Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, capital reorganization, reclassification or otherwise (other than a subdivision, combination of shares or merger or sale of assets transaction provided for above), then in any such event, the holder of the Preferred Stock shall, concurrently with the effectiveness of such recapitalization, reorganization or reclassification, have the right to convert such Preferred Stock into, in lieu of the number of shares of Common Stock or Non-Voting Common Stock which the holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock or Non-Voting Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change. In addition, to the extent applicable in any reorganization or recapitalization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock or Non-Voting Common Stock deliverable upon conversion would have been entitled on such reorganization or recapitalization.

                          (vi) Adjustment of Conversion Price upon Issuance of
Additional Shares of Common Stock or Preferred Stock.

                             (A) Series B Conversion Price. In the event the
Corporation shall issue Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then in such event:

                                    (1) if the consideration per share of the
Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock is greater than $4.00 but less than the then effective Series B Conversion Price, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share for which such Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock are so issued; provided, however, that the adjustment to the Series B Conversion Price shall only occur with respect to the issuance of Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock which occur prior to the sale and issuance of an aggregate of 1,000,000 Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock for cash per share at or above the Original Issue Price in one or more transactions (excluding the sale of Series B Preferred Stock that occur prior to the earlier of (i) 90 days after the Series B Original Issue Date or (ii) the completion of the sale of 1,200,000 shares of Series B Preferred Stock); or

                                    (2) if (i) the consideration per share of
the Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock is less than or equal to $4.00 or (ii) Section 4(d)(vi)(A)(1) is no longer in effect, the Series B Conversion Price shall first be reduced to $4.00 if
Section 4(d)(vi)(A)(1) is still in effect and thereafter shall be further reduced, concurrently with such issue, to a price determined by multiplying such Series B Conversion Price (as reduced pursuant to Section 4(d)(vi)(A)(1) if applicable or as reduced to $4.00 as described above in this Section) by a fraction, the numerator of which shall be the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately prior to such issue, Common Stock and Non-Voting Common Stock issuable upon conversion Preferred Stock outstanding immediately prior to such issue (including any reductions in the Series B Conversion

Price pursuant to Section 4(d)(vi)(A)(1) above or as reduced to $4.00, options to purchase Common Stock (regardless of whether or not vested), the authorized but ungranted shares pursuant to all of the Corporation's stock option plans, not to exceed 2,994,225 shares inclusive of options granted, and outstanding warrants and other rights to purchase securities of the Corporation outstanding immediately prior to such issuance, plus the number of shares of Common Stock and Non-Voting Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock so issued would purchase at such Series B Conversion Price; and the denominator of which shall be the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately prior to such issue, Common Stock and Non-Voting Common Stock issuable upon conversion Preferred Stock outstanding immediately prior to such issue (including any reductions in the Series B Conversion Price pursuant to Section 4(d)(vi)(A)(1) above or as reduced to $4.00, options to purchase Common Stock (regardless of whether or not vested), the authorized but ungranted shares pursuant to all of the Corporation's stock option plans, not to exceed 4,000,000 shares inclusive of options granted, and outstanding warrants and other rights to purchase securities of the Corporation outstanding immediately prior to such issuance, plus the number of such Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock so issued.

                          (vii) Determination of Consideration. For purposes of
this Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock shall be computed as follows:

                             (A) Cash and Property.  Such consideration shall:

                                    (1) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation without any deduction for commissions and excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (2) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                                    (3) in the event Additional Shares of Common
Stock, Non-Voting Common Stock or Preferred Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                             (B) Options and Convertible Securities. In the case
of issuance of options to purchase or rights to subscribe for Common Stock, Non-Voting Common Stock or Preferred Stock, or securities by their terms convertible into or exchangeable for Common Stock, Non-Voting Common Stock or Preferred Stock, the following provisions shall apply for all purposes of
Section 4(d):

                                    (1) The aggregate maximum number of shares
of Common Stock, Non-Voting Common Stock or Preferred Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock, Non-Voting Common Stock or Preferred Stock shall be deemed to be Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(vii)(A)), if any, received by the Corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights for the Common Stock, Non-Voting Common Stock or Preferred Stock covered thereby.

                                    (2) The aggregate maximum number of shares
of Common Stock, Non-Voting Common Stock or Preferred Stock deliverable upon conversion or in exchange for such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to be Additional Shares of Common Stock, Non-Voting Common Stock or Preferred Stock issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(vii)(A)).

                                    (3) In the event of any change in the number
of shares of Common Stock, Non-Voting Common Stock or Preferred Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Conversion Price to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock, Non-Voting Common Stock or Preferred Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (4) Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock, Non-Voting Common Stock or Preferred Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5) The number of shares of Common Stock,
Non-Voting Common Stock or Preferred Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(vii)(B)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(vii)(B)(3) or (4).

               (e) Proportional Adjustments.

                          (i) The Corporation will not subdivide, combine, pay a
stock dividend or make any other distribution on or with regard to, recapitalize, reclassify, exchange, substitute, or make or effect any other change (herein referred to collectively as a "Change") with respect to the Common Stock without making or effecting a similar and proportional Change with respect to the Non-Voting Common Stock (whether or not such shares are issued and outstanding), and the Corporation will not make or effect any Change with respect to the Non-Voting Common Stock without making or effecting a similar and proportional Change with respect to the Common Stock (whether or not such shares are issued and outstanding). Therefore, at all times after the Original Issue Date, one share of Non-Voting Common Stock shall be treated for all Changes as though it were one share of Common Stock and shall maintain the right to convert into one share of Common Stock, and similarly one share of Common Stock shall be treated for all Changes as though it were one share of Common Stock and shall maintain the right to convert into one share of Non-Voting Common Stock.

                          (ii) Similarly, the Corporation will not make or
effect any Change to the Series B-1 Preferred Stock without making or effecting a similar and proportional Change with respect to the Series B-2 Preferred Stock, and the Corporation will not make or effect any change with respect to the Series B-2 Preferred Stock without making or effecting a similar and proportional Change with respect to the Series B-1 Preferred Stock (whether or not such shares are issued and outstanding). Therefore, at all times after the Original Issue Date, one share of Series B-1 Preferred Stock shall be treated for all Changes as though it were one share of Common Stock and shall maintain the right to convert into one share of Series B-2 Preferred Stock, and one share of Series B-2 Preferred Stock shall be treated for all Changes as though it were one share of Common Stock and shall maintain the right to convert into one share of Series B-1 Preferred Stock.

               (f) No Impairment. Except as provided in Section 7, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Non-Voting Common Stock, Common Stock and Preferred Stock against impairment.

               (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock and Non-Voting Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock or Non-Voting Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price and the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock or Non-Voting Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock or Non-Voting Common Stock.

               (h) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or Non-Voting Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock and Non-Voting Common Stock such number of its shares of Common Stock or Non-Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock and Non-Voting Common Stock; and if at any time the number of authorized but unissued shares of Common Stock or Non-Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock or Non-Voting Common Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock or Non-Voting Common Stock, as the case may be, this corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock or Non-Voting Common Stock, as the case may be, to such number of shares as shall be sufficient for such purposes.

               (i) Notices of Record Date. In the event that this Corporation shall propose at any time:

                          (i) to declare any dividend or distribution upon its
Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                          (ii) to offer for subscription pro rata to the holders
of any class or series of its stock any additional shares of stock of any class or series or other rights;

                          (iii) to effect any reclassification, recapitalization
or other change of its Common Stock outstanding involving a change in the Common Stock; or

                          (iv) to merge or consolidate with or into any other
corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of Preferred Stock and Non-Voting Common Stock:

                             (1) at least 20 days' prior written notice of the
date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto and the amount and character of such dividend, distribution or right) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                             (2) in the case of the matters referred to in (iii)
and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Stock at the address for each such holder as shown on the books of this Corporation.

        5. Redemption. The shares of Series A Preferred Stock and Series B Preferred Stock shall not be redeemable.

        6. Voting Rights.

               (a) Vote Other Than for Directors. Except as otherwise required by law, each share of Common Stock issued and outstanding shall have one vote and each share of Series A Preferred Stock and Series B-1 Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which such Series A Preferred Stock and Series B-1 Preferred Stock is convertible as adjusted from time to time pursuant to Section 4 hereof.

               (b) Non-Voting Stock. Except as otherwise required by law or by the provisions hereof, the holders of shares of Non-Voting Common Stock and Series B-2 Preferred Stock shall not be entitled to vote upon any matters to be voted on by the stockholders of the Corporation; provided, however, that the holders of the shares of Series B-2 Preferred Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity, or on any recapitalization or reorganization, in which shares of Series B-2 Preferred Stock would receive or be exchanged for consideration different on a per share basis from the consideration received with respect to or in exchange for shares of Series B-1 Preferred Stock or would otherwise be treated differently from shares of Series B-1 Preferred Stock, except that the holders of shares of Series B-2 Preferred Stock may, without such a separate class vote, receive or exchange their shares of Series B-2 Preferred Stock for non-voting securities (except as otherwise required by law) which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for the Series B-1 Preferred Stock so long as (i) such non-voting securities are convertible into voting securities on the same terms as the Series B-2 Preferred Stock and (ii) all other consideration is equal on a per share basis.

        7. Covenants.

               (a) In addition to any other rights provided by law, so long as shares of Preferred Stock are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the outstanding shares of Series A Preferred Stock and Series B-1 Preferred Stock, voting together as a single class:

                          (i) amend or repeal any provision of, or add any
provision to, this Corporation's Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Preferred Stock;

                          (ii) authorize or issue shares of any series or class
of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of any series of Preferred Stock, or authorize shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Stock;

                          (iii) increase or decrease the authorized number of
shares of Preferred Stock.

               (b) In addition to any other rights provided by law, so long as shares of Series B Preferred Stock are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the outstanding shares of Series B-1 Preferred Stock:

                          (i) enter into any public offering of the Company's
securities other than the Initial Public Offering; or

                          (ii) authorize or issue shares of any series or class
of stock having any preference or priority as to dividends or assets superior to any such preference or priority of the Series B Preferred Stock, or authorize shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority as to dividends or assets superior to any such preference or priority of the Series B Preferred Stock; provided, however, that for purposes of this section, an authorization or issuance of stock shall not be deemed superior to the Series B Preferred Stock if the rights, preferences and privileges of such stock are on a parity with the Series B Preferred Stock taking into account the relative original purchase price paid for such stock as compared to the original purchase price paid for the Series B Preferred Stock; or

                          (iii) amend or repeal any provision of, or add any
provision to, this Corporation's Certificate of Incorporation or Bylaws if the rights, preferences or privileges of the Series B Preferred Stock would be adversely affected by such amendment in a different manner than other shares of Preferred Stock would be adversely affected by such amendment.

                                    ARTICLE V

        The Corporation is to have perpetual existence.

                                   ARTICLE VI

        Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE VII

        The number of directors that constitute the entire Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

                                  ARTICLE VIII

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE IX

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit, and to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall be indemnified by the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

        Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                    ARTICLE X

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI

        Vacancies created by the resignation of one or more members of the Board of Directors and newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

                                   ARTICLE XII

        Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XIII

        At the election of directors of the Corporation, each holder of stock or of any class or series of stock shall be entitled to as many votes as shall equal the number of votes which such stockholder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected and may cast all such votes for any director or for any two or more of them as such stockholder may see fit.

                                   ARTICLE XIV

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

                                       ***

        The foregoing Second Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors.

        The foregoing Second Amended and Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with
Section 228 of the Delaware General Corporation Law. The total number of outstanding shares of the Corporation is 9,257,875 shares of Common Stock, no shares of Non-Voting Common Stock, 80,000,000 shares of Series A Preferred Stock, 4,660,980 shares of Series B-1 Preferred Stock and 675,863 shares of Series B-2 Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock, more than 50% of the Series A Preferred Stock and the Series B Preferred Stock voting as a single class.

        IN WITNESS WHEREOF, the undersigned Chief Executive Officer, as attested by the Secretary, does hereby make this Second Amended and Restated Certificate of Incorporation, which restates and amends the provisions of the Certificate of Incorporation of the Corporation, having been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, and hereby declares and certifies that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 21st day of June 2000.


                                            AVISTAR COMMUNICATIONS CORPORATION
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                                       Gerald J. Burnett
                                                       Chief Executive Officer

ATTEST:


By:
   --------------------------------------
   R. Stephen Heinrichs, Secretary



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